Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 19, 2016, with respect to the consolidated financial statements and internal control over financial reporting of CrossAmerica Partners LP, included in the Annual Report of CST Brands, Inc. on Form 10-K for the year ended December 31, 2015. We consent to the incorporation by reference of said reports in the Registration Statements of CST Brands, Inc. on Form S-8 (File No. 333-208269 and File No. 333-188392).
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
February 18, 2016